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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

            We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-132513) of Simon Property Group, L.P. and in the related prospectus of our report dated February 25, 2009, except for the retrospective adjustments described in Notes 3 and 10, as to which the date is April 29, 2009, with respect to the consolidated financial statements and schedule of Simon Property Group, L.P. and Subsidiaries, and our report dated February 25, 2009, with respect to the effectiveness of internal control over financial reporting of Simon Property Group, L.P. and Subsidiaries included in this Annual Report (Form 10-K/A) for the year ended December 31, 2008.

/s/ ERNST & YOUNG LLP
Indianapolis, Indiana May 4, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm